UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 5, 2008
THE TIMBERLAND COMPANY

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500

(Registrant’s telephone number, including area code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-99.1 - Press Release dated March 10, 2008

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1)	Compensatory Arrangements of Certain Officers—The Timberland Company 2008 Executive Long Term Incentive Program.
               On March 4, 2008, the Management Development and Compensation Committee of the Board of Directors of The Timberland Company approved the terms of The Timberland Company 2008 Executive Long Term Incentive Program (“2008 LTIP”) with respect to equity awards that may be made to certain Company executives and, on March 5, 2008, the Board of Directors also approved the 2008 LTIP with respect to the Company’s President and Chief Executive Officer, Jeffrey B. Swartz. The 2008 LTIP was established under the Company’s 2007 Incentive Plan. Amounts paid with respect to performance based awards under the 2008 LTIP are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.
               Under the terms of the 2008 LTIP, awards will be settled, after the close of the performance period, 60% in options subject to a three-year vesting schedule and 40% in shares subject to a two-year vesting schedule. For purposes of the payout, the number of shares subject to the options will be based on the value of the option as of the date of issuance of the option using the Black-Scholes option pricing model, as adjusted consistent with the Company’s practice with respect to other options, and the number of shares issued will be based on the fair market value of the Company’s stock on the date of issuance.
               The payout of the performance awards will be based on achievement of budgeted net income for the Company, with threshold, target and maximum award values based on actual net income of the Company for 2008 equaling or exceeding specified percentages of net income budgeted for 2008.

          Awards, if earned, are expected to be paid, subject to the vesting schedule described above, in early 2009.
          The potential value of the awards payable under the 2008 LTIP for Mr. Swartz, and the Company’s other executive officers who received awards is as follows:

	Potential Value	Potential Value	Potential Value
	of	of	of
	Threshold Award	Target Award	Maximum Award
Jeffrey B. Swartz	$625,000	$2,500,000	$3,750,000
Michael Harrison	$187,500	$750,000	$1,125,000
Eugene McCarthy	$187,500	$750,000	$1,125,000
Carden Welsh	$187,500	$750,000	$1,125,000
John Crimmins	$62,500	$250,000	$375,000
          A copy of the 2008 LTIP will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending March 28, 2008.
Item 8.01. Other Events.
          On March 10, 2008, Timberland issued a press release announcing that it has authorized the repurchase of up to an additional six million shares of the Company’s Class A Common Stock.
          A copy of our press release dated March 10, 2008 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
          The Company hereby furnishes as Exhibit 99.1 to this report our press release dated March 10, 2008 announcing the repurchase of up to an additional six million shares of the Company’s Class A Common Stock.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: March 10, 2008	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Timberland Company dated March 10, 2008 announcing the repurchase of up to an additional six million shares of the Company’s Class A Common Stock.